Exhibit 10.1

STOCK RESTRICTION AGREEMENT

AGREEMENT made this ___ day of _________ 200__, between Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.     Purchase of Shares. The Company shall issue and sell to the Participant and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s Pre-Merger Stock Incentive Plan, formerly named the 2001 Stock Incentive Plan (the “Plan”), an aggregate of ________ shares (the “Shares”) of common stock, $.001 par value per share (“Common Stock”) of the Company at a price of $____________ per share (the “Option Price”), purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan.

The aggregate purchase price for the Shares shall be paid by the Participant in accordance with the terms of the Plan and the Stock Option Agreement issued to the Participant hereunder. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.     Purchase Option.

(a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to ___________, the Company shall have the right and option (the “Purchase Option”) to purchase from the Participant, for a sum of $___ per share (the “Option Price”), some or all of the Unvested Shares (as defined below).

“Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The “Applicable Percentage” shall be 100% less ________ for each month of employment completed by the Participant with the Company on and after ______, and (ii) zero on or after ______.

(b) In the event that the Participant’s employment with the Company is terminated by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue code of 1986, as amended), the Purchase Option shall lapse as to all of the Unvested Shares for which the Purchase Option would have otherwise become exercisable.

(c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company or with another subsidiary of the parent of the Company.

3. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), in accordance with Section 13, within 90 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(b) Within 10 days after his receipt of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or his estate or any escrow agent) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such certificate or certificates, the Company shall pay the aggregate Option Price therefor in the form of a check or by cancelling indebtedness owed by the Participant to the Company, or any combination thereof.

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d) In the event that, due to the sale (whether by foreclosure or otherwise), transfer, assignment or other disposition of the Shares (other than pursuant to the Company’s exercise of the Purchase Option) (a “Sale Event”), the Company is unable to exercise the Purchase Option with respect to any Shares for which the Purchase Option has not terminated (the “Repurchase Shares”), the Participant agrees to pay the Company, as liquidated damages, a sum, if any, by which the market value of the Repurchase Shares (as determined by such Sale Event) exceeds the aggregate Option Price paid for the Repurchase Shares (the “Damage Amount”).

(e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

4. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may (i) transfer such Shares to or for the benefit of any spouse, domestic partner sharing the same household as the Participant, sibling, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

5. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

7. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Participant is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

8. Withholding Taxes.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

(b) The Participant acknowledges that he has been informed of the advisability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Participant; and that the Participant is solely responsible for making such election.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

10. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

12. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee of the Company.

13. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

14. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

15. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

16. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

17. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

18. Delivery of Certificates. The Participant authorizes the Company, on his or her behalf, to hold the stock certificates representing the Shares until the latest of:

(i)	the date on which the Shares are no longer subject to the Purchase Option;

(ii)	a sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise; or

(iii)	the date which is no later than thirty days (30) after the date on which the Participant ceases to be employed by the Company.

19. Escrow. The Participant shall execute Joint Escrow Instructions in the form attached hereto as Exhibit A simultaneously with the execution hereof. The Joint Escrow Instructions shall be delivered to the person named by the Company to serve as escrow agent thereunder. The Participant shall simultaneously deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INFINITY PHARMACEUTICALS, INC.

By:
PARTICIPANT

(Signature)
Print Name

Address

EXHIBIT A TO

STOCK

RESTRICTION

AGREEMENT

Infinity Pharmaceuticals, Inc.

JOINT ESCROW INSTRUCTIONS

___________ __, 200_

Secretary

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, MA 02139

Dear Sir:

As Escrow Agent for Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and the undersigned Participant (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. Holder irrevocably authorizes the Corporation to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. These Joint Escrow Instructions shall only become effective upon the Corporation’s deposit with you of any certificate(s) evidencing Shares, together with the related blank stock assignment(s). Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Corporation while the Shares are held by you.

2. Upon any purchase by the Corporation of the Shares pursuant to the Agreement, the Corporation shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Corporation. Holder and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

3. At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of the Shares, (b) to fill in on such form or forms the number of Shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

4. The Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

8. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

9. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

10. Your responsibilities as Escrow Agent hereunder shall terminate if there shall no longer be a position of Secretary at Infinity Pharmaceuticals, Inc. or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.

11. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

12. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

CORPORATION:	Infinity Pharmaceuticals, Inc. 780 Memorial Drive Cambridge, MA 02139 Attn: President

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Secretary Infinity Pharmaceuticals, Inc. 780 Memorial Drive Cambridge, MA 02139

14. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

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15. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours, INFINITY PHARMACEUTICALS, INC.

By:

HOLDER:

(Signature)
Address:	Print Name

Date Signed:

ESCROW AGENT:

INFINITY PHARMACEUTICALS, INC.

Name: Title: Secretary